Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Reservoir Media, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)		Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share (“Common Stock”)	Other(1)	3,287,496	$6.56	(1)	$21,565,974	0.0000927	$2,000
Total Offering Amounts							$21,565,974	—	$2,000
Total Fees Previously Paid									—
Total Fee Offsets									—
Net Fees Due									$2,000

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered		Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effectiveness Date
Equity	Common Stock(2)	59,589,705	(3)		S-1	333-257610	July 28, 2021

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, as amended (the “Securities Act”), and based upon the average of the high and low prices of the Common Stock as reported on Nasdaq on July 25, 2022 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission (the “SEC”)).

(2)

No registration fee is payable in connection with the 59,589,705 shares of Common Stock that were previously registered on the Registrant’s registration statement on Form S-1 (File No. 333-257610), which was originally filed with the SEC on July 1, 2021 and declared effective by the SEC on July 28, 2021 (the “Prior Registration Statement”) because such shares are being transferred from the Prior Registration Statement to this Registration Statement pursuant to Rule 429 under the Securities Act.

(3)	59,589,705 shares of Common Stock registered under the Prior Registration Statement are included in this Registration Statement. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to the Prior Registration Statement, which post-effective amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.